Exhibit 99.2

BRIDGE CAPITAL HOLDINGS

REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS

        , 2015

        , LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Bridge Capital Holdings hereby appoints                    and                     , and each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders to be held at        , local time, on            , 2015, at its principal executive offices at 55 Almaden Boulevard, San Jose, California 95113 and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH BELOW. You may also vote on the Internet and by telephone pursuant to the following instructions:

On the Internet. Use the Internet (www.proxyvote.com) to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Pacific Time on            , 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

By telephone. Use any touch-tone telephone to dial 1-800-690-6903 and transmit your voting instructions up until 11:59 P.M. Pacific Time on            , 2015. Have your proxy card in hand when you call and then follow the instructions.

The undersigned may revoke this proxy at any time before it is voted by (i) delivering to the Corporate Secretary of Bridge Capital Holdings a written notice of revocation before the special meeting, (ii) delivering to Bridge Capital Holdings a duly executed proxy bearing a later date before the special meeting, (iii) by re-voting by telephone or on the Internet or (iv) by attending the special meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of a Notice of a Special Meeting of Bridge Capital Holdings and the proxy statement/prospectus dated            , 2015.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

Proposal 1:

To approve the Agreement and Plan of Merger, dated March 9, 2015, by and between Western Alliance Bancorporation and Bridge Capital Holdings, pursuant to which Bridge Capital Holdings will merge with and into Western Alliance Bancorporation with Western Alliance Bancorporation surviving, as described in the proxy statement/prospectus.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

Proposal 2:

To vote, on an advisory (nonbinding) basis, to approve the compensation that may be paid or become payable to Bridge Capital Holding’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

Proposal 3:

To approve any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the foregoing proposals.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

Date:

Signature(s) of Shareholder(s) or Authorized Representative(s)

Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If signer is a partnership, please sign in the partnership name by an authorized person. When stock has been issued in the name of two or more persons, all persons should sign.

PLEASE COMPLETE, DATE AND SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL RECEIVE UNDER SEPARATE COVER INSTRUCTIONS FOR DELIVERY OF YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT.